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                                                                    EXHIBIT 99.3


                                     PROXY

                          CONESTOGA ENTERPRISES, INC.

                         , 2002 SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CONESTOGA ENTERPRISES, INC.

John M. Sausen and Robert M. Myers, or any one or more of them with power of substitution in each, are hereby authorized to represent the undersigned as
proxies at the         , 2002 Special Meeting of Shareholders of Conestoga
Enterprises, Inc. to be held at             on             , 2002 at
            a.m., and at any adjournment thereof, and thereat to vote the same number of shares as the undersigned would be entitled to vote if then personally present.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ENTERED INTO BY CONESTOGA, D&E COMMUNICATIONS, INC. AND D&E ACQUISITION CORP. DATED JANUARY 9, 2002.

        (IMPORTANT TO BE SIGNED AND DATED BELOW. THANK YOU FOR VOTING.)

Please mark votes as in this example [X].

APPROVAL AND ADOPTION OF THE AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER ENTERED INTO BY CONESTOGA, D&E COMMUNICATIONS, INC. AND D&E ACQUISITION CORP. DATED JANUARY 9, 2002.

  [ ] FOR                   [ ] AGAINST                    [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT. IN THEIR DISCRETION, THE PROXIES LISTED ABOVE ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

DATE:          , 2002

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Shareholder(s) sign above exactly as
name is printed on label. If signing as
representative, so indicate. For joint
accounts, all owners should sign.